Exhibit 99.1

News Release

CONTACT:	Jeff Richardson (Analysts)	FOR IMMEDIATE RELEASE
	(513) 534-0983	August 16, 2007
Debra DeCourcy, APR (Media)
(513) 534-4153
Stacie Hicks, (Media) First Charter
(407) 688-4557
FIFTH THIRD TO ENTER NORTH CAROLINA AND ATLANTA MARKETS WITH ACQUISITION OF FIRST CHARTER
Provides #4 share in Charlotte metro market
Cincinnati, OH — Fifth Third Bancorp (NASDAQ: FITB) and First Charter Corporation (FCTR) have signed a definitive agreement under which Fifth Third will acquire Charlotte-based First Charter, which operates 57 branches in North Carolina and 2 in suburban Atlanta. This combination provides Fifth Third Bank an entrance into the thriving Charlotte metropolitan market, and adds to its small presence in Georgia, which it would acquire with its pending R-G Crown Bank transaction announced in May.
Terms of the agreement call for Fifth Third Bancorp to pay $31.00 per First Charter share, or $1.09 billion. Consideration would be paid in the form of 70% Fifth Third common stock and 30% cash.
“This furthers our penetration into fast-growing Southeastern metropolitan markets at a reasonable price,” said Kevin Kabat, President and CEO of Fifth Third Bancorp. “The addition of First Charter provides us with an entry into the attractive North Carolina market and further diversifies our footprint into new, higher growth markets. First Charter is a very high-quality company, with a banking model that emphasizes the strength of local decision-making. This fits perfectly with our affiliate model, and I’m excited to welcome First Charter associates to our team.”
Bob James, President and Chief Executive Officer of First Charter, noted, “We are very pleased to have chosen Fifth Third as our strategic partner. Given their commitment to customer service and integration capabilities, we expect a seamless transition for our customers.” James also noted “First Charter customers will benefit significantly from the transaction, by becoming part of a financial organization which offers a variety of additional products and services. We believe this combination is a great result for our shareholders, customers and employees, and look forward to becoming part of the Fifth Third team.” James will join Fifth Third as President of the Charlotte affiliate.
With the acquisition of First Charter, Fifth Third Bank will add approximately $4.9 billion in assets and $3.2 billion in deposits. In the Charlotte MSA, Fifth Third will have $2.2 billion in deposits, giving it a 4th FDIC deposit market share, and in Atlanta, Fifth Third adds $366 million in deposits. Fifth Third also gains significant shares in smaller urban markets in the Charlotte region. Fifth Third will have 57 retail locations and 134 ATMs in North Carolina, as well as 5 retail locations and 6 ATMs in Georgia including R-G Crown locations.
“First Charter expands our presence in the Southeast, where we have focused recent acquisition and de novo efforts. Given that First Charter represents a new market for Fifth Third, we do not expect consolidation activity,” said Kabat. “We have long had our eye on the Carolinas, and Charlotte is a terrific new market for us. We also add a presence in Atlanta, which enhances our positioning in Georgia when combined with our Augusta presence. We would expect to build upon these positions in each state with additional acquisitions and de novo activity over time. First Charter will become a new Fifth Third affiliate, based in Charlotte, which bridges our historical footprint in the Midwest to our significant presence in Florida. We expect significant productivity enhancements as we integrate First Charter into our existing infrastructure and extend the Fifth

Third product set to First Charter employees and customers. Based on our talks over the past months with Bob James, and our interactions with First Charter’s management team, we are very excited to bring these talented and experienced professionals into the Fifth Third family.”
The transaction, anticipated to close in the first quarter of 2008, is expected to be dilutive to 2008 earnings per share by approximately two percent, to be relatively neutral to 2009 earnings per share, and to be modestly accretive to 2009 earnings per share excluding amortization of intangibles. The transaction is expected to provide an internal rate of return of 14 percent for Fifth Third shareholders. The purchase price for First Charter represents a multiple of approximately 2.4x First Charter’s book value and 3.0x tangible book value, and a core deposit premium of approximately 32%.
Fifth Third Bank expects the merger to generate $35 million pre-tax annual expense reductions ($22 million after tax), phased in over two years. Fifth Third expects to incur merger-related one-time charges of up to $61 million pre-tax ($39 million after tax), related to staff training, retention and severance; real estate; systems integration; and other miscellaneous accruals.
Fifth Third Bank expects to continue to target a 6.5% tangible common equity ratio following the closing of the transaction. The transaction is not expected to significantly affect Fifth Third’s share repurchase plans, except during customary blackout periods related to the transaction proxy period.
First Charter was advised by the law firm of Helms Mulliss & Wicker, PLLC and the investment bank Keefe, Bruyette & Woods. Fifth Third was advised by Hugh L. McColl, Jr. of McColl Partners and Goldman Sachs & Co.
A presentation describing this transaction is available at www.53.com under the Investor Relations page.
About Fifth Third Bancorp:
Fifth Third Bancorp (Nasdaq: FITB) is a diversified financial services company headquartered in Cincinnati, Ohio. The Company has $101 billion in assets, operates 18 affiliates with 1,171 full-service Banking Centers, including 105 Bank Mart(R) locations open seven days a week inside select grocery stores and 2,146 Jeanie(R) ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Pennsylvania and Missouri. Fifth Third operates five main businesses: Commercial Banking, Branch Banking, Consumer Lending, Investment Advisors and Fifth Third Processing Solutions. Fifth Third is among the largest money managers in the Midwest and, as of June 30, 2007, has $232 billion in assets under care, of which it managed $34 billion for individuals, corporations and not-for-profit organizations. Investor information and press releases can be viewed at http://www.53.com. Fifth Third’s common stock is traded through the NASDAQ(R) National Global Select Market System under the symbol “FITB.”
About First Charter:
First Charter Corporation (NASDAQ: FCTR), headquartered in Charlotte, North Carolina, is a regional financial services company with assets of $4.9 billion and is the holding company for First Charter Bank. First Charter operates 59 full-service financial centers, four insurance offices, and 137 ATMs in North Carolina and Georgia, and also operates loan origination offices in Asheville, North Carolina and Reston, Virginia. First Charter provides businesses and individuals with a broad range of financial services, including banking, financial planning, wealth management, investments, insurance, and mortgages.
Forward-Looking Statements
This press release may contain forward-looking statements about Fifth Third Bancorp and/or the company as combined acquired entities within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. This press release may contain certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Fifth Third Bancorp and/or the combined company including statements preceded by, followed by or that include the words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” “remain” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic conditions, either national or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business, are less favorable than expected; (2) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (3) changes in the interest rate environment reduce interest margins; (4) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (5) our ability to maintain required capital levels and adequate sources of funding and liquidity; (6) changes and trends in capital markets; (7) competitive pressures among depository institutions increase significantly; (8) effects of critical accounting policies and judgments; (9) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; (10) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged; (11) ability to maintain favorable ratings from rating agencies; (12) fluctuation of Fifth Third’s stock price; (13) ability to attract and retain key personnel; (14) ability to receive dividends from its subsidiaries; (15) potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (16) effects of accounting or financial results of one or more acquired entity; (17) difficulties in combining the operations of acquired entities; (18) ability to secure confidential information through the use of computer systems and telecommunications network; and (19) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity. Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements is available in Fifth Third’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the United States Securities and Exchange Commission (SEC), as amended. Copies of this filing are available at no cost on the SEC’s Web site at www.sec.gov or on Fifth Third’s web site at www.53.com. Fifth Third undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this press release.
This press release also contains statements about First Charter, a proposed merger of First Charter with or into Fifth Third and a distribution to First Charter’s shareholders of either cash, Fifth Third common stock or a combination thereof. These statements are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations, forecasts and assumptions that are subject to risks, uncertainties and other factors that could cause actual outcomes and results to differ materially from those indicated by these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to: the satisfaction of the closing conditions in the merger agreement, including the receipt of shareholder and regulatory approvals; the risk that the merger will not close; the risk that customer and employee relationships may be disrupted by the merger, or in the event the merger does not close; the reactions of First Charter’s customers to the merger; possible changes in economic and business conditions and other risks detailed from time to time in First Charter’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2006. First Charter does not undertake any obligation to update these forward-looking statements.
Where You Can Additional Information About The Merger
The proposed Merger will be submitted to First Charter’s shareholders for consideration. Fifth Third will file a Form S-4 Registration Statement, First Charter will file a Proxy Statement and both companies will file other relevant documents regarding the Merger with the Securities and Exchange Commission (the “SEC”). First Charter will mail the Proxy Statement/Prospectus to its shareholders. These documents, and any applicable amendments or supplements, will contain important information about the Merger, and Fifth Third and First Charter urge you to read these documents when they become available.
You may obtain copies of all documents filed with the SEC regarding the Merger, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents free of charge from Fifth Third’s website (www.53.com) under the heading “About Fifth Third” and then under the heading “Media and Investors-Investor Relations” and then under the item “SEC Filings.” You may also obtain these documents, free of charge, from First Charter’s website (www.FirstCharter.com) under the section “About First Charter” and then under the heading “Investor Relations” and then under the item “Financial Reports / SEC Filings.”

Participants in The Merger
Fifth Third and First Charter and their respective directors and executive officers may be deemed participants in the solicitation of proxies from First Charter’s shareholders in connection with the Merger. Information about the directors and executive officers of Fifth Third and First Charter and information about other persons who may be deemed participants in the Merger will be included in the Proxy Statement/Prospectus. You can find information about Fifth Third’s executive officers and directors in its definitive proxy statement filed with the SEC on March 9, 2007. You can find information about First Charter’s executive officers and directors in its definitive proxy statement filed with the SEC on March 25, 2007. You can obtain free copies of these documents from the websites of Fifth Third, First Charter or the SEC.
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